Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 033-31072 on Form N-1A of our report dated February 15, 2017, relating to the financial statements and financial highlights of Lord Abbett Series Fund, Inc., including Developing Growth Portfolio, Growth and Income Portfolio, International Core Equity Portfolio, International Opportunities Portfolio, Mid Cap Stock Portfolio, Total Return Portfolio, Value Opportunities Portfolio, Bond-Debenture Portfolio, Calibrated Dividend Growth Portfolio, Classic Stock Portfolio, Fundamental Equity Portfolio, Growth Opportunities Portfolio and Short Duration Income Portfolio, appearing in the Annual Report on Form N-CSR of Lord Abbett Series Fund, Inc., for the year ended December 31, 2016 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 10, 2017